EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of TRC Companies, Inc. and the effectiveness of TRC Companies, Inc.'s internal control over financial reporting, dated September 12, 2012, appearing in the Annual Report on Form 10-K of TRC Companies, Inc. for the year ended June 30, 2012.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 6, 2013